Exhibit 21.1

Danaher Corporation

Subsidiaries of the Registrant

Name	Jurisdiction of Formation
AB Qualitrol AKM	Sweden
AB Sciex Finance B.V.	Netherlands
AB Sciex LLC	Delaware
AB Sciex LP	Ontario
AB Sciex Netherlands B.V.	Netherlands
AB Sciex Pte Ltd.	Singapore
ACCU-SORT Systems, Inc.	Pennsylvania
Allesee Orthondontic Appliances, Inc.	Wisconsin
American Precision Industries, Inc.	Delaware
Anderson Instrument Co., Inc.	New York
ApS KBUS 38 nr. 2018	Denmark
ApS KBUS38 nr. 2017	Denmark
Aquafine Corporation	California
Arbor Networks, Inc.	Delaware
Argo Canada Holdings ULC	Nova Scotia
ARTUS Mistral SAS	France
ARTUS S.A.S.	France
Ball Screws and Actuators Co., Inc.	California
Beha-Amprobe GmbH	Germany
Calzoni S.r.l.	Italy
Carnassial Corporation	Ontario
ChemTreat, Inc.	Virginia
ClearSight Networks, Inc.	Delaware
Comark Limited	United Kingdom
Danaher Corporation	Delaware
Danaher European Finance Company EHF	Iceland
Danaher Finance Company AB	Sweden
Danaher Holding GmbH	Germany
Danaher Medical ApS	Denmark
Danaher Motion i Flen AB	Sweden
Danaher Motion Inc.	Korea
Danaher Motion S.r.l.	Italy
Danaher Motion s.r.o.	Czech Republic
Danaher Motion SA	Switzerland
Danaher Motion Saro AB	Sweden
Danaher Motion Technology, LLC	Delaware
Danaher Motion UK Company	United Kingdom
Danaher Setra-ICG (Tianjin) Co. Ltd.	China
Danaher UK Industries Limited	United Kingdom
DANRAD ApS	Denmark
DATAPAQ Limited	United Kingdom
Dental Equipment LLC	Delaware
DEXIS LLC	Delaware
DH Business Services, LLC	Delaware
DH Cooperative, Inc.	Delaware
DH Holdings Corp.	Delaware
DH Technologies Development Pte Ltd.	Singapore
DHR Finland Oy	Finland
DHR Technologies Ireland Ltd	Ireland
Diagnostic Monitoring Systems Limited	Scotland

DOMS ApS	Denmark
Dynapar Corporation	Illinois
Easco Hand Tools Inc.	Delaware
Ellacoya Networks, Inc.	Delaware
EXE International Inc.	Delaware
Fafnir Gmbh	Germany
Filtronic AB
FJ 900, Inc.	Delaware
Flowtronic SA	Belgium
Fluke (G.B.) LTD	United Kingdom
Fluke Australia PTY LTD	Australia
Fluke Corporation	Washington
Fluke Deutschland GmbH	Germany
Fluke Electronics Canada LP	Ontario
Fluke Electronics Corporation (DE)	Delaware
Fluke Europe B.V.	Netherlands
Fluke Finance Company EHF	Iceland
Fluke Holding B.V.	Netherlands
Fluke Nederland B.V.	Netherlands
Fluke Precision Measurements LTD	United Kingdom
Fluke Shanghai Corporation	China
Gems Sensors Inc.	Delaware
Gendex Corp.	Delaware
Gendex Dental Systems s.r.l.	Italy
Genetix Group Limited	United Kingdom
Genetix Limited	United Kingdom
Genetix USA, Inc	Delaware
Gilbarco Australia Pty Ltd.	Australia
Gilbarco Autotank AS	Norway
Gilbarco China Co. Ltd	China
Gilbarco GmbH & Co. KG	Germany
Gilbarco Inc.	Delaware
Gilbarco S.R.L.	Italy
Gilbarco Veeder Root India Private Limited	India
Hach Company	Delaware
Hach Lange ApS	Denmark
Hach Lange France S.A.S.	France
Hach Lange GmbH	Germany
Hach Lange LTD (UK)	United Kingdom
Hach Lange S.L.	Spain
Hach Lange SARL	Switzerland
Hach S.A.S.	France
Hengstler Controle Numerique S.A.S.	France
Hengstler GmbH	Germany
Hennessy Industries Canada LP	Ontario
Hennessy Industries, Inc.	Delaware
Hexis Cientfica S.A.	Brazil
Imaging Sciences International LLC	Delaware
Implant Direct Sybron Administration LLC	California
Implant Direct Sybron International LLC	Nevada
Implant Direct Sybron Manufactuing LLC	California
Instrumentarium Dental Inc.	Delaware
Invetech PTY LTD	Victoria
Iris Power LP	Toronto
Iris Power Nova Scotia GP, ULC	Nova Scotia
Jacobs Vehicle Systems, Inc.	Delaware
Janos Technology LLC	Delaware

Jessie & J Company Limited	Hong Kong
Joslyn Holding Company	Delaware
Joslyn Sunbank Company, LLC	California
K.K. AB Sciex	Japan
Kaltenbach & Voigt Finance GmbH	Germany
Kaltenbach & Voigt GmbH	Germany
Kaltenbach & Voigt Holding GmbH	Germany
KAVO Dental GmbH	Germany
Kavo Dental Systems Japan, Co., Ltd	Japan
Kavo Dental Technologies, LLC	Illinois
KAVO do Brasil Industria e Comercio LTDA	Brazil
Kavo UK ApS	Denmark
Keithley (Beijing) Measurement Instrument Co. Ltd.	China
Keithley Instruments GmbH	Germany
Keithley Instruments International Corporation	Delaware
Keithley Instruments KK	Japan
Keithley Instruments S.A.	Switzerland
Keithley Instruments SARL	France
Keithley Instruments Sdn Bhd	Malaysia
Keithley Instruments SRL	Italy
Keithley Instruments, Inc.	Ohio
Kermotion Italia Holdings S.r.l.	Italy
Kermotion Italia S.r.l.	Italy
Kermotion UK Holdings Limited	United Kingdom
Kerr Corporation	Delaware
Kerr Italia S.r.l.	Italy
KerrHawe S.A	Switzerland
Kollmorgen AB	Sweden
Kollmorgen Corporation	New York
Kollmorgen Europe GmbH	Germany
Launchchange Holding Company	United Kingdom
Launchchange Instrumentation Limited	United Kingdom
Leica Biosystems Melbourne Pty Ltd	Victoria
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Ltd	Singapore
Leica Microsystems (Schweiz) AG	Switzerland
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Holdings LP	Canada
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Mikrosysteme GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Leitz Vermogensverwaltungs und Beteiligungsgesellschaft mbH	Germany
LEM NORMA GmbH	Austria
Linear Motion LLC	Delaware
Linx Printing Technologies Limited	United Kingdom
LLP Holdings PTY LTD	Victoria
Lodestone Acquisition Corp.	California
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Mixed Signals, Inc.	Delaware
Molecular Devices, Inc.	Delaware

Motion Engineering Incorporated	California
NMTC, Inc.	Delaware
OECO LLC	Delaware
Ormco BV	Netherlands
Ormco Corporation	Delaware
Ormco Europe BV	Netherlands
OTT Messtechnik GmbH & Co. GmbH	Germany
Pacific Scientific Company	California
Pacific Scientific Energetic Materials Company (Arizona) LLC	Delaware
Pacific Scientific Energetic Materials Company (California) LLC	California
Pacific Scientific GmbH	Germany
PacSci Motion Control, Inc.	Massachusetts
PaloDEx Group OY	Finland
PaloDEx Holding OY	Finland
Pentron Corporation	Delaware
Portescap India Private Limited	India
Portescap International SA	Switzerland
Portescap SA	Switzerland
Qualitrol Company LLC	Delaware
Qualitrol Instruments & Meters (Beijing) Co., Ltd	China
Radiometer America Inc.	Delaware
Radiometer GmbH	Germany
Radiometer K.K.	Japan
Radiometer Medical ApS	Denmark
Raytek GmbH	Germany
Sarbel Acquisition ApS	Denmark
Sarbel Finance Limited	Cayman Islands
SDS Canada Limited Partnership	Nova Scotia
Sea-Bird Electronics, Inc.	Washington
Securaplane Technologies, Inc.	Arizona
Sendx Medical Inc.	Delaware
Setra Systems, Inc.	Massachusetts
Shanghai Shilu Instrument Co. Ltd.	China
SpofaDental a.s.	Czech Republic
SWL Management GmbH	Germany
Sybron Canada Limited Partner Company	Nova Scotia
Sybron Canada LP	Ontario
Sybron Dental Specialties, Inc.	Delaware
Sybron Implant Solutions GmbH	Germany
Sybron Implant Solutions Pty Ltd.	Australia
SyntheSys Research, Inc.	California
Tektronix (China) Co., Limited	China
Tektronix Berlin G.m.b.H. & Co. KG	Germany
Tektronix G.m.b.H.	Germany
Tektronix International GmbH	Switzerland
Tektronix International Sales GmbH	Switzerland
Tektronix Japan G.K.	Japan
Tektronix Texas, LLC	Delaware
Tektronix U.K. Holdings Limited	United Kingdom
Tektronix U.K. Limited	United Kingdom
Tektronix, Inc.	Oregon
Thomson Industries, Inc.	New York
Thomson Linear LLC	Delaware
Thomson Linear SAS	France
Tianjin Danaher Motion Co. Ltd.	China
Tollo Linear AB	Sweden
Trojan Technologies	Ontario

Trojan Technologies Holdings LP	Canada
Trojan Technologies, Inc.	Georgia
Veeder-Root Company	Delaware
Veeder-Root GmbH	Germany
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Venture Measurement Company LLC	Delaware
Verwaltungs- und Beteiligunggesellschaft Bach GmbH	Germany
VI Holdings PTY LTD	Victoria
Victory Empreendimentos e Commercio Ltda.	Brazil
Videojet Chile Codificadora Limited	Chile
VIDEOJET DO BRASIL COMÉRCIO DE EQUIPAMENTOS PARA CODIFICAÇÃO INDUSTRIAL LTDA	Brazil
Videojet Guangzhou Packaging Equipment Co Ltd.	China
Videojet Italia Srl	Italy
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	Delaware
Videojet Technologies LTD	United Kingdom
Videojet Technologies S.A.S.	France
Viqua	Ontario
Willett Holdings B.V.	Netherlands
Willett Limited (Thailand)	Thailand
Wolke Inks & Printers GmbH	Germany
Zhuhai S.E.Z. Videojet Electronics Ltd.	China
Zipher Limited	United Kingdom